UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Boxed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

August 5, 2022
Dear Fellow Stockholder:
Thank you for your investment in and support of Boxed, Inc. (“Boxed” or the “Company”). You are cordially invited to attend Boxed’s 2022 annual meeting of stockholders (the “Annual Meeting”), which will be hosted virtually at www.virtualshareholdermeeting.com/BOXD2022 on September 15, 2022 at 9:30 a.m. Eastern Daylight Time. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.
At the Annual Meeting, stockholders will consider and vote on the following:
1.	Election of the two (2) nominees named in the enclosed proxy statement to the Company’s Board of Directors.
2.	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.
3.	Transaction of such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
Stockholders of record at the close of business on July 22, 2022, are entitled to vote at the meeting and any adjournment or postponement thereof.
As a Boxed stockholder, your vote is important. The matters to be acted upon are described in the notice of Annual Meeting and the proxy statement. Even if you are planning to attend the meeting, you are strongly encouraged to vote your shares in advance through one of the methods described in the proxy statement.
The rules of the Securities and Exchange Commission allow us to furnish our proxy materials over the Internet. We are sending stockholders a notice with instructions for accessing the materials and voting via the Internet, rather than mailing a full paper set of the materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. This process will reduce our costs to print and distribute our proxy materials.
Voting by the Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By using the Internet or telephone, you help us reduce postage and proxy tabulation costs.
Thank you again for your support of Boxed, our Board of Directors, our team members and our future.
Sincerely,
Chieh Huang
Chief Executive Officer, President and Director
i

451 Broadway, Floor 2
New York, NY 10013
(646) 586-5599
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	9:30 a.m., Eastern Daylight Time, on September 15, 2022

Location:	Virtually at www.virtualshareholdermeeting.com/BOXD2022

Admission:	To attend the annual meeting, visit www.virtualshareholdermeeting.com/BOXD2022.

You will need the 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy or voting instruction card or any additional instructions accompanying these proxy materials.

Items of Business:
Proposal No. 1: To elect two (2) Class I director nominees listed in this proxy statement to the Board of Directors, each to serve a three year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2022 fiscal year.

To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	Only stockholders of record at the close of business on July 22, 2022 are entitled to vote at the annual meeting and at any adjournments or postponements thereof.

Voting:
YOUR VOTE IS VERY IMPORTANT TO US. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE AFTER RECEIPT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. Most stockholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card in advance of the meeting. Detailed instructions on how to vote on the Internet or by telephone may be found in the attached proxy statement on page 38. If you received printed proxy materials and choose to vote by mail, you may use the postage-paid, pre-addressed envelope provided in the materials.

By order of the Board of Directors,
Jung Choi
General Counsel & Secretary
August 5, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE BOXED, INC. 2022 ANNUAL MEETING TO BE HELD ON SEPTEMBER 15, 2022
This notice, the proxy statement and the annual report are first being distributed or made available to stockholders, as the case may be, on or about August 5, 2022, and are available to you electronically via the Internet. To view the proxy statement and annual report to stockholders on the Internet, visit the investor relations page of our website, investors.boxed.com, and then the “Financials” tab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.
ii

Proxy Statement. The board of directors of the Company is soliciting proxies to be voted at our 2022 annual meeting of stockholders on September 15, 2022 and at any adjournment or postponement of the meeting. We are sending certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about August 5, 2022. The Notice includes instructions on how to access our Proxy Statement and our Annual Report online. The Notice will also tell you how to request our proxy materials in printed form or by email. Please see “How can I access my proxy materials?” on page 40 for additional information.
References in this Proxy Statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not incorporated by reference in this Proxy Statement.
iii

NOTE REGARDING RECENTLY COMPLETED BUSINESS COMBINATION
On June 13, 2021, the Company (formerly known as Seven Oaks Acquisition Corp. (“Seven Oaks”)) entered into a definitive agreement (the “Business Combination Agreement”) with Blossom Merger Sub, Inc., a wholly-owned subsidiary of Seven Oaks, Boxed, LLC (f/k/a Blossom Merger Sub II, LLC), a wholly-owned subsidiary of Seven Oaks, and Giddy Inc. (“Old Boxed”). Under the Business Combination Agreement, the Company agreed to acquire all outstanding equity interests of Old Boxed for approximately $550,000,000 in aggregate consideration, which Old Boxed's stockholders would receive in the form of shares of common stock of the Company (the consummation of the business combination and the other transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”).
On December 8, 2021, the Company consummated the Business Combination and other transactions (the “Closing”). Upon the Closing, Old Boxed merged with Blossom Merger Sub, Inc., a wholly-owned subsidiary of the Company, with Old Boxed surviving the merger as a wholly-owned subsidiary of the Company. Immediately following this initial merger, Old Boxed merged with and into Blossom Merger Sub II, LLC, another wholly-owned subsidiary of the Company, with Blossom Merger Sub II, LLC surviving the merger and changing its name to “Boxed LLC.” The Company changed its name from “Seven Oaks Acquisition Corp.” to “Boxed, Inc.” and is referred to herein as “Boxed” or the “Company”. Unless the context otherwise requires, references to “Seven Oaks” herein refer to the Company prior to Closing.
In connection with the Business Combination Agreement, certain institutional investors (the “PIPE Investors”) purchased an aggregate of 3,250,000 shares of Class A common stock at $10.00 per share, pursuant to certain subscription agreements (the “PIPE Subscription Agreements”) and an aggregate of $87,500,000 in principal amount of convertible notes (the “Convertible Notes”) pursuant to certain subscription agreements (the “Convertible Note Subscription Agreements”) upon the consummation of the Business Combination (collectively, the “PIPE Investment”). At Closing, the Company consummated the PIPE Investment and 3,250,000 shares of Boxed common stock were issued.
Unless otherwise indicated or the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” the “Company” and “Boxed” refer to Old Boxed prior to the Business Combination and to the consolidated operations of Boxed, Inc. and its subsidiaries following the Business Combination.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement, which is being furnished by and on behalf of the board of directors (the “Board”) of Boxed, Inc. in connection with its annual meeting of stockholders for the year ended December 31, 2021 (the “Annual Meeting”). This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2021 performance, please review the Company’s Annual Report on Form 10-K filed on March 15, 2022. That report can be found on the Company’s website at investors.boxed.com under the “Financials” tab and “SEC Filings” subtab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.
Boxed is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and is not required to provide its stockholders with (i) certain disclosures about its executive compensation arrangements and (ii) the opportunity to vote on certain executive compensation matters on a non-binding advisory basis. The Company has elected to use these scaled disclosure requirements available to it as an emerging growth company and is not soliciting stockholder votes on its executive compensation.
Under the JOBS Act, Boxed will remain an emerging growth company until the earliest of: (i) December 31, 2024; (ii) the end of the fiscal year during which the Company has annual gross revenues of $1.07 billion or more; (iii) the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the end of any fiscal year in which the market value of the Company’s common stock held by non-affiliates is at least $700 million as of June 30, which is the end of the second fiscal quarter of the Company’s fiscal year.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	9:30 a.m., Eastern Daylight Time, on September 15, 2022

Location:	www.virtualshareholdermeeting.com/BOXD2022

Record Date:
Stockholders of record as of the close of business on July 22, 2022 are entitled to vote. Each share of common stock (“common stock”) is entitled to one vote for each director nominee and for each of the other proposals to be voted on at the Annual Meeting. On the record date, the Company had 72,494,532 shares of common stock issued and outstanding.

NYSE Symbol:	BOXD

Registrar and Transfer Agent:	Continental Stock Transfer & Trust Company

ITEMS TO BE VOTED ON AT ANNUAL MEETING OF STOCKHOLDERS
Proposals:
1.	Election of the two (2) Class I nominees to the Board of Directors.

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.

3.	Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.
The Board unanimously recommends that stockholders vote “FOR” the proposal to elect each of the two (2) Class I nominees to the Board of Directors and “FOR” the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.

BOARD NOMINEES
Name	Age	Director Since	Independent	Primary Occupation	Committee Membership**
Andrew C. Pearson	50	2021	Yes	Former Chief Financial Officer of Seven Oaks Acquisition Corp.	AC CC
Harshul Sanghi	59	2021	Yes	Former Global Head of American Express Ventures	AC
CONTINUING BOARD DIRECTORS
Name	Age	Director Since	Independent	Primary Occupation	Committee Membership**
Chieh Huang	40	2021	No	Chief Executive Officer, President, and Director of Boxed, Inc.
Gary S. Matthews	64	2020	Yes	Managing Partner at Tamarix Capital Partners	NCGC* (Chair)
David Liu	57	2021	Yes	Former Chief Executive Officer, President, and Chairman of the Board of Directors for XO Group, Inc.	CC (Chair) NCGC
Emerson S. Moore II	50	2021	Yes	Chief People Officer and Executive Vice President of BSE Global	CC NCGC
Tsukasa Ojima	58	2022	No	Executive Officer, Head of Business Development and Branding, of AEON Co., Ltd.
Eileen Serra	67	2020	Yes	Member of the Board of Directors of Capital One Financial and Gartner, Inc., and Trustee of Family Promise	AC (Chair)
*	Chairman of the Board
**	AC = Audit Committee
CC = Compensation Committee
NCGC = Nominating and Corporate Governance Committee
CORPORATE GOVERNANCE HIGHLIGHTS
We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Additional information is located on the investor relations page of our website, investors.boxed.com, which can be accessed by clicking on the “Governance” tab.
Notable features of this corporate governance include:
•
Separate Chairman and Chief Executive Officer: We believe that the most effective leadership structure at the present time is to have separate Chairman and Chief Executive Officer positions. This structure allows our Chief Executive Officer to focus his time and energy on operating and managing the Company, while enhancing the Board's ability to exercise independent oversight of management on behalf of its stockholders and allowing our Chairman to devote his time and attention to Board oversight.

•
Board Independence: Six of our eight continuing directors, including our director nominees, are independent, as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Our Audit Committee, Compensation Committee and Nominating and Governance Committees are each composed entirely of independent directors.

•	Regular Executive Sessions: Our non-management directors meet regularly without management present in conjunction with the Board meetings.
•	No Stockholder Rights (“Poison Pill”) Plan: We do not have a stockholder rights plan or poison pill.
•
Board Diversity: Our Board is committed to diversity of its membership, including with respect to gender, age, race and ethnicity, experience and skills. One-half of our continuing directors and director nominees identifies as ethnically diverse.

•	Anti-Hedging and Pledging Policies: Our directors and executive officers are prohibited from hedging or pledging Company stock.
•
Active Board Oversight of Risk Management: The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company.

•
Annual Board and Committee Evaluations: Based on an evaluation process recommended by our Nominating, Corporate Governance Committee pursuant to its authority set forth in its charter, the Board will conduct an annual self-evaluation in order to determine whether the Board and its committees are functioning effectively.

BOARD OF DIRECTORS, BOARD STRUCTURE, CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations page of our website, investors.boxed.com, by clicking on the “Governance” tab. The Corporate Governance Guidelines were adopted to assist the Board in the exercise of its responsibilities and to serve the interests of the Company and its stockholders, and describe our corporate governance practices.
DIRECTOR INDEPENDENCE
Our common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by the Board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company) and the director satisfies the criteria for independent directors. In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance committees be independent.
Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing rules applicable to audit committee members. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act.
Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, the Board concluded that Gary Matthews, David Liu, Emerson S. Moore II, Andrew Pearson, Harshul Sanghi and Eileen Serra, representing six of Boxed’s eight continuing directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
BOARD NOMINATIONS AND DIRECTOR NOMINATION PROCESS
The Board, with the assistance of the Nominating and Governance Committee, selects potential new Board members in accordance with the criteria listed in the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and recommending to the Board the nominees for election to the Board at annual meetings of Boxed stockholders. The Nominating and Corporate Governance Committee may consider advice and recommendations from others, including third-party search firms and other advisors, as it deems appropriate.
Our Certificate of Incorporation and bylaws provide that the authorized number of directors may be set and changed only by resolution of the Board. Vacancies on the Board may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.
As detailed in both the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, director candidates are selected based on various criteria, including, but not limited to: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; and the candidate’s geographic background, gender, age, and ethnicity.
Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder must comply with the advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The bylaws also specify requirements as to the form and content of a stockholder’s notice. Deadlines for stockholder nominations for next year’s annual meeting are included in the “Requirements, Including Deadlines, for Submission of Proxy Proposals” section of this proxy statement.
BOARD QUALIFICATIONS AND DIVERSITY
We believe that it is necessary for each of our directors to possess qualities, attributes, and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the Board. The Nominating and Corporate Governance Committee considers all factors it deems relevant when evaluating prospective candidates or current members of our Board for nomination to our Board, as prescribed in the Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines.
Skills Matrix
All of our directors bring to the Board leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our Board, as a whole, with the skills and expertise that reflect the needs of the Company. The following skills matrix sets forth the primary areas of experience, qualifications and skills that the Board has identified as pertaining to each continuing director. By its nature, the information contained in this summary is not intended to be exhaustive, however, it aims to convey the general breadth of experience and qualifications that our continuing directors, including our director nominees, bring to their work on the Board to oversee the Company’s strategy, performance, culture and risk. More detailed information can be found in the director biographies beginning on page 11.

Skills and Experience	Chieh Huang	Gary Matthews	David Liu	Emerson S. Moore II	Tsukasa Ojima	Andrew Pearson	Eileen Serra	Harshul Sanghi
Growth Company Experience	●	●	●	●	●	●		●
Technology/E-commerce	●		●			●	●	●
Consumer Insights/Brand Strategy/Marketing	●	●	●		●		●	●
Executive Leadership	●	●	●	●	●	●	●	●
Finance/Accounting	●	●	●		●	●	●	●
Capital Markets	●	●	●	●	●	●		
Corporate Strategy	●	●	●	●	●	●	●	●
Human Capital/Talent Management	●	●	●	●	●	●	●	●
Global Commerce/International Business	●	●	●	●	●	●		●
Corporate Governance	●	●	●	●	●	●	●	●
ESG/Corporate Social Responsibility	●	●				●		●
Logistics/Supply Chain	●	●			●			
Risk Management, Legal and Compliance	●		●	●	●	●	●	●
Operational Experience	●	●		●	●		●	●

Board Diversity
We are committed to diversity and inclusion, and the highly diverse nature of our Board reflects that commitment. We believe that we and our Board benefit from diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Although our Board does not maintain a specific policy with respect to Board diversity, our Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences when considering whether to recommend the nomination of any particular director candidate. The following chart provides the self-identified personal characteristics of our eight continuing directors, as of August 5, 2022:

BOARD LEADERSHIP
Our Board does not currently have a policy as to whether the role of Chairman of the Board and the Chief Executive Officer should be separate. Our Board believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman of the Board and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. Currently, the roles are separated, with Chieh Huang serving as President and Chief Executive Officer and Gary S. Matthews serving as the independent Chairman of the Board. The Company believes that the separation of the positions of Chairman and Chief Executive Officer aligns the Chairman role with our independent directors and further enhances the independence of our Board from management.
Our independent directors meet in executive sessions at the end of each regularly scheduled Board meeting, and additional times as the Chairman of the Board or the Board deem necessary. Currently, Gary S. Matthews, our Chairman of the Board, presides at the executive sessions of our independent directors. The Board and each of our standing independent committees typically holds an executive session of non-management directors (all of whom are independent directors) as a part of every regularly scheduled quarterly meeting.
BOARD MEETINGS AND ATTENDANCE
The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. The Board did not hold any meetings following the completion of the merger with Seven Oaks on December 8, 2021 and the Company’s listing on the NYSE effective December 9, 2021 through the end of 2021. The Board held its initial Board meeting on January 19, 2022, and to date has held five meetings in 2022. Our directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance at annual stockholder meetings.

BOARD COMMITTEES
Our Board has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on the investor relations page of our website, investors.boxed.com, by clicking on the “Governance” tab.
A description of each Board committee is set forth below.
Audit Committee
Our Audit Committee consists of Mr. Pearson, Mr. Sanghi and Ms. Serra, with Ms. Serra serving as the chair of the committee.
Meetings Held in 2021: None between the closing of the Business Combination on December 8, 2021 until December 31, 2021
Primary Responsibilities: The Audit Committee’s responsibilities include, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•	discussing our policies with respect to risk assessment and risk management;
•
discussing with management and our independent registered public accounting firm our Code of Business Conduct and Ethics and the procedures in place to enforce the Code of Business Conduct and Ethics; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Independence: Each member of the Audit Committee meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE.
Each member of the Audit Committee meets the requirements for financial literacy under the applicable NYSE rules. Ms. Serra qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication and expertise requirements of the NYSE rules. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
Compensation Committee
Our Compensation Committee consists of Messrs. Liu, Moore and Pearson, with Mr. Liu serving as the chair of the committee.
Meetings Held in 2021: None between the closing of the Business Combination on December 8, 2021 until December 31, 2021

Primary Responsibilities: The Compensation Committee’s responsibilities include, among other things:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to the Board regarding the compensation and evaluation of our other executive officers;
•	making recommendations to the Board regarding the compensation of our directors;
•	reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.
Independence: Messrs. Liu, Moore and Pearson are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act, and each member of the Compensation Committee is “independent” as defined under the applicable NYSE listing standards, including the standards specific to members of a Compensation Committee under the Exchange Act.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance committee consists of Messrs. Liu, Matthews and Moore, with Mr. Matthews serving as the chair of the committee.
Meetings Held in 2021: None between the closing of the Business Combination on December 8, 2021 until December 31, 2021
Primary Responsibilities: The Nominating and Corporate Governance committee’s responsibilities include, among other things:
•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;
•	recommending to the Board the nominees for election to the Board at annual meetings of Boxed stockholders;
•	reviewing the policies, objectives and practices with respect to our environmental, social and governance strategy, corporate responsibility and sustainability;
•	overseeing an evaluation of the Board and its committees; and
•	developing and recommending to the Board a set of corporate governance guidelines.
Independence: All of the members of the Nominating and Corporate Governance committee are “independent” as defined under the applicable listing standards of the NYSE.
BOARD’S RISK OVERSIGHT
Our Board has extensive involvement in the oversight of risk management related to Boxed and our business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing Boxed’s accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and IT functions, the Audit Committee will review and discuss all significant areas of Boxed’s business and summarize for the Board all areas of risk and the appropriate mitigating factors. In addition, the Board will receive periodic detailed operating performance reviews from management.
Our Nominating and Governance Committee periodically reviews the Company’s Code of Business Conduct and Ethics, insider trading policy, and any similar Company codes and policies, and, based on such periodic review, recommends changes to the Board as deemed appropriate. The Nominating and Governance Committee also oversees the management of risks associated with the Company’s overall corporate governance practices.

HEDGING TRANSACTIONS
Our Board has adopted an insider trading policy that applies to all of our officers, directors and employees. This policy prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan.
CORPORATE GOVERNANCE DOCUMENTS
The Board has adopted the following corporate governance documents:
Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company’s directors, officers, and other employees.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board and its committees.
Committee Charters	Apply to the following Board committees, as applicable: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee.
The foregoing documents are available on the investor relations page of our website, investors.boxed.com, by clicking on the “Governance” tab. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers serves as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Compensation Committee. In addition, none of our executive officers serves as a member of the Compensation Committee of the Board (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board.
COMPENSATION CONSULTANT
The Compensation Committee charter provides that the Compensation Committee may appoint and oversee any compensation consultants.
In connection with the Business Combination, the Company retained FW Cook, an executive compensation consultant, which provided analysis and general advice with respect to the Company’s director and executive compensation program in connection with our transition to a public company.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
Any stockholder or other interested parties desiring to communicate with the Board, the Chairman of the Board, a committee of the Board or any of the independent directors individually or as a group regarding the Company may directly contact such directors by delivering such correspondence to the Company’s Corporate Secretary at Boxed, Inc., 451 Broadway, Floor 2, New York, NY 10013. Our Corporate Secretary reviews all such correspondence and forwards to the applicable director(s) copies of all such applicable correspondence. This process assists the Board in reviewing and responding to stockholder communications. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.
The Audit Committee has established procedures for employees and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, auditing or any other relevant matters.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Board currently consists of nine directors. Our Certificate of Incorporation provides for a classified board of directors divided into three classes for a term of three years expiring in successive years. Andrew C. Pearson, Harshul Sanghi and Jared Yaman currently constitute the class with a term that expires at the Annual Meeting (the “Class I Directors”); Emerson S. Moore II, Tsukasa Ojima, and Eileen Serra constitute the class with a term that expires at our 2023 annual meeting (the “Class II Directors”); and Chieh Huang, David Liu, and Gary S. Matthews constitute the class with a term that expires at our 2024 annual meeting (the “Class III Directors”).
Jared Yaman has decided not to stand for re-election at the Annual Meeting. The Board thanks Mr. Yaman for his many contributions and his valuable insight to the Board and looks forward to continuing to work with him as the Company’s Chief Operating Officer.
Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has considered and nominated the following slate of nominees for a three-year term expiring in 2025 or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal: Andrew C. Pearson and Harshul Sanghi. Each director will be elected by a plurality of votes cast, which means the two individuals nominated for election to Class I of our Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
INFORMATION REGARDING THE NOMINEES
FOR ELECTION TO THE BOARD
The following information is furnished with respect to each nominee for election as a director. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is unavailable to stand for election as a director, your proxy holders will have the authority and discretion to vote for another nominee proposed by the Board. The ages of the nominees are as of August 5, 2022.
Andrew C. Pearson
Director since December 2021
Age: 50
Current Board Committees: Audit Committee and Compensation Committee
Andrew C. Pearson was the Chief Financial Officer of Seven Oaks from September 2020 to December 2021 and has served on the Board since December 2021. He is currently the Chief Operating Officer of Biospring Partners, a growth equity firm that invests in life sciences technology. Mr. Pearson has 25 years’ experience in global private equity. In 2019, Mr. Pearson formed Soundview Advisors, where he consults with leading private equity firms in the areas of portfolio management, organizational design and LP management. Previously, Mr. Pearson served as Managing Director, Chairman of the Portfolio Committee and Global Head of Portfolio Management with General Atlantic, one of the world’s largest global growth equity firms with over $40.0 billion under management and 14 offices on four continents. His responsibilities at General Atlantic increased over a 22-year career which began as an Associate in 1996 before becoming a Managing Director in 2007 and Chairman of the Portfolio Committee in 2012. Mr. Pearson’s deal experience covered investments in the software and technology-enabled services markets. As Chairman of the Portfolio Committee, Mr. Pearson was charged with establishing and executing the firm’s global liquidity and value-creation targets as well as developing risk management parameters. Prior to joining General Atlantic, Mr. Pearson was a Business Analyst at McKinsey & Company. Mr. Pearson serves as Treasurer and board member of the Blossom Hill Foundation, a non-profit which provides fellowships to social entrepreneurs who develop ideas to help children affected by conflict. He received an M.A. and B.A. in Regional Science from The School of Arts and Sciences at the University of Pennsylvania and a B.S. in Finance, magna cum laude, from The Wharton School at the University of Pennsylvania.
We believe Mr. Pearson is qualified to serve as a member of the Board because of his extensive experience leading General Atlantic’s portfolio management and advising technology companies.

Harshul Sanghi
Director since December 2021
Age: 59
Current Board Committees: Audit Committee
Harshul Sanghi has served on the Board since December 2021. From 2011 to June 2022, Mr. Sanghi served as the Global Head of American Express Ventures, a department which he founded. During his time at Amex Ventures, Mr. Sanghi led investments in a broad range of start-up companies, including Better.com, Boom Supersonic, Boxed.com, Instacart, FalconX, Finix, Next Insurance, Plaid, Stripe, and Turo. Additionally, Mr. Sanghi has participated in over 20 exits during his tenure, including BigCommerce (NASDAQ: BIGC), Bill.com (NYSE: BILL), iZettle, LearnVest, Warby Parker (NYSE: WRBY), and Toast (NYSE: TOST). Prior to Amex Ventures, Mr. Sanghi acted as a Managing Director at Motorola Ventures, Motorola’s (NYSE: MSI) venture capital division. Before Motorola Ventures, Mr. Sanghi led the US Set Top Box division at Philips (NYSE: PHG), which launched the first DirecTV-TiVo DVR. Throughout his 30-year career, Mr. Sanghi has been involved in numerous start-ups in a wide array of industries, including manufacturing, mobility, direct to home media and financial services. Mr. Sanghi has a bachelor’s degree in Computer Science from the University of Oregon and an MBA from the International Institute for Management Development in Switzerland.
We believe that Mr. Sanghi is qualified to serve as a member of the Board because of his extensive experience leading Amex Ventures and advising various emerging companies, as well as his commitment to ESG principles.
The Board recommends a vote “FOR” the election of each of the foregoing two (2) Class I nominees to the Board of Directors.
Proxies solicited by the Board will be voted “FOR” the election of each of the two (2) Class I nominees named in this proxy statement and on the proxy card unless stockholders specify a contrary vote.

INFORMATION REGARDING CONTINUING MEMBERS OF THE BOARD
The following information is furnished with respect to each director whose term continues beyond the Annual Meeting and who is not subject to election this year. The ages of the continuing directors are as of August 5, 2022.
Chieh Huang
Director since 2021
Age: 40
Chieh Huang is our Chief Executive Officer, President and a member of the Board. Mr. Huang co-founded and has served as the Chief Executive Officer of Boxed since 2013. During his tenure as Chief Executive Officer of Boxed, Mr. Huang led the company's growth from its inception and was instrumental in overseeing the expansion of Boxed’s delivery capabilities to the entire continental United States. Mr. Huang also managed Boxed’s investments in technology, allowing Boxed to run its own fulfillment centers and develop its proprietary automation robotics in-house. Prior to founding Boxed, Mr. Huang was the Chief Executive Officer of Astro Ape Studios (“Astro Ape”), one of the first mobile social-gaming studios. In 2011, Astro Ape was acquired by social gaming pioneer Zynga, and Mr. Huang later became the Director of Zynga Mobile NY. Mr. Huang currently serves as a director of Six Flags Entertainment Corporation. In addition, he serves as a board member of the Museum of Chinese in America and New York Cares, and serves as an advisory board member of McLaren Racing. Mr. Huang received his B.A. in economics at The Johns Hopkins University and holds a J.D. from Fordham University.
We believe Mr. Huang is qualified to serve as a member of the Board because of his proven success building and overseeing Boxed’s growth and development.
Gary S. Matthews
Director since 2020
Age: 64
Current Board Committees: Nominating and Corporate Governance Committee (Chair)
Gary S. Matthews was the Chief Executive Officer and Chairman of the board of directors of Seven Oaks from September 2020 to December 2021 and he continues to serve as the Chairman of the Board. Mr. Matthews is Managing Partner at Tamarix Capital Partners, a private equity fund, and has over 30 years of experience as both an institutional investor and a senior executive of multiple businesses across a broad range of industries. From March 2019 to August 2020 Mr. Matthews served as Chief Executive Officer and a Director of IES Holdings (NASDAQ: IESC). Prior to joining IES, Mr. Matthews served as Managing Director of Morgan Stanley Capital Partners from 2007 to 2019 where he co-led direct investments and oversaw the management and strategies for those businesses. Prior to joining Morgan Stanley, he led several private equity-backed manufacturing companies in senior management positions. He served as President of Simmons Bedding Company, Chief Executive Officer of Sleep Innovations, Inc. and of Derby Cycle Corporation. Previously, Mr. Matthews served as President of Worldwide Consumer Medicines and Specialty Pharmaceuticals at Bristol- Myers Squibb. He also served as President of the Guinness Import Company and Managing Director of Guinness in Great Britain. Prior to joining Guinness, Mr. Matthews served as a Director at PepsiCo and as a Senior Engagement Manager at McKinsey & Company. He has previously served as Chairman of the board of directors of Pathway Partners Veterinary Holding LLC, Hojeij Branded Foods, Creative Circle, LLC and Tops Markets, LLC, and as a member of the board of directors of Manna Pro Products, LLC, Molson Coors Brewing Company (NYSE: TAP), Department 56 (NYSE: DFS), Learning Care Group, Inc., Van Wagner, Inc., Lagunitas Brewing Company, and Canyon Ranch. Mr. Matthews received a B.A., cum laude, from Princeton University and a Masters in Business Administration with distinction from Harvard Business School.
Mt Matthews has been involved in several philanthropic social organizations. He is Vice Chairman of the Board of Let’s Get Ready, having previously served as its Chairman for four years. Let’s Get Ready works with underprivileged high school seniors to tutor them for the SATs, provides college application assistance, and mentors at the college level to encourage these students to stay in and graduate college. Previously, Mr. Matthews served for 10 years on the Board of the Greenwich Library and was on the Board and served as Board Chair for Junior Achievement of SW Connecticut.
We believe Mr. Matthews is qualified to serve as a member of the Board because of his extensive experience as a business leader and board member of large public companies, as well as his commitment to ESG principles.

David Liu
Director since December 2021
Age: 57
Current Board Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee
David Liu has served on the Board since December 2021. Mr. Liu is an internet pioneer who co-founded XO Group, Inc. (NYSE: XOXO), formerly The Knot Inc., in 1996 with $1.6 million of seed financing from the AOL Greenhouse and grew the company from AOL keyword: weddings to a dominant multi-platform life-stage media company. Mr. Liu served as XO Group’s chief executive officer from 1996 to 2015, president from 1999 to 2014 and chairman of the board of directors from 1999 to May 2018, prior to XO Group’s private equity exit in December 2018 for $933 million. For over two decades, Mr. Liu has championed both early technologies as well as traditional media extensions, launching an online streaming video channel, cultivating thriving online communities before the advent of today’s social media platforms, as well as publishing dozens of regional publications, a national magazine, a cable TV series and over a dozen books, all the while growing the company through two major recessions. As Chief Executive Officer, Mr. Liu oversaw the completion of over half a dozen acquisitions and took XO Group public in 1999. Under Mr. Liu’s leadership, XO Group raised cumulatively over $275 million in private and public offerings. In 2008, Ernst & Young named Mr. Liu Entrepreneur of the Year in Media, Entertainment, and Communications. Mr. Liu currently serves on the boards of Rebelle Media, Willapa Wild and Humanity Forward Foundation. Mr. Liu graduated with his BFA in Film from the Tisch School of the Arts at New York University in 1986 and received the NYU Tisch Big Apple Award for Alumni Achievements in 2008.
We believe Mr. Liu is qualified to serve as a member of the Board because of his extensive experience leading XO Group and overseeing mergers and acquisitions and corporate legal matters.
Emerson S. Moore II
Director since December 2021
Age: 50
Current Board Committees: Compensation Committee and Nominating and Corporate Governance Committee
Emerson S. Moore II has served on the Board since December 2021. Mr. Moore is currently the Chief People Officer and Executive Vice President of BSE Global where he oversees Human Resources for Barclays Center, the Brooklyn Nets, the Long Island Nets of the NBA G League, and NetsGC of the NBA 2K League. Prior to joining BSE Global in 2020, Mr. Moore served as General Counsel, Head of Human Resources and Executive Vice President of TMP Worldwide Advertising & Communications, LLC d/b/a Radancy (“Radancy”), a global leader in talent acquisition technologies. While overseeing the full scope of global Human Resource functions across Radancy’s 20 offices in 9 countries, Mr. Moore also provided strategic leadership and a forward-thinking approach to staffing, recruitment, employee relations, payroll, compensation and benefits. In his role as General Counsel, he was also responsible for all legal matters pertaining to the day-to-day operations of Radancy, as well as those of its global subsidiaries, and managed the legal aspects of mergers and acquisitions, governance and compliance, software services and license agreements, litigation and general corporate matters. Prior to joining Radancy in 2007, Mr. Moore was an Associate in the corporate department at Proskauer Rose, an international law firm, where he was engaged in a broad-ranging mergers and acquisitions practice, representing private equity firms and global financial institutions. Mr. Moore is a member of the Board of Trustees of his alma mater, New York Law School, where he serves on the executive committee. Mr. Moore received a B.S. in Actuarial Mathematics from the University of Michigan, and a J.D., cum laude, from New York Law School.
We believe Mr. Moore is qualified to serve as a member of our Board because of his extensive experience in human resources, mergers and acquisitions, and corporate legal matters.
Tsukasa Ojima
Director since July 2022
Age: 58
Tsukasa Ojima has served on the Board since July 2022. Mr. Ojima joined AEON Co., Ltd. in June 2021 and currently serves as the Executive Officer, Head of Business Development and Branding. From June 2017 to June 2020, Mr. Ojima held various roles at Wealth Management, Inc., where he most recently held the role of Vice President and Executive Officer. Previously, Mr. Ojima also served in a number of roles at Nomura Securities

Co., Ltd., where he served as Executive Officer in charge of Wealth Management and Private Banking from July 2014 to June 2017, Executive Officer in charge of Investment Banking and Merchant Banking from June 2012 to July 2014, and Managing Director of the Investment Banking Department from October 2008 to June 2012. Prior to joining Nomura Securities Co. Ltd., Mr. Ojima served as a Managing Director of the financial corporation group of Lehman Brothers Japan Inc. Prior to joining Lehman Brothers Japan Inc., he held various roles at Sanwa Bank (now MUFG Bank, Ltd.) from 1986 to 2005. Mr. Ojima currently serves as a director at Keiyo Co., Ltd. He previously served as a director of OOTOYA Holdings Co., Ltd. and Wealth Management, Inc. Mr. Ojima received an M.B.A. from the Wharton School of the University of Pennsylvania.
We believe Mr. Ojima is qualified to serve as a member of the Board because of his extensive experience in investment banking and business development.
Eileen Serra
Director since December 2020
Age: 67
Current Board Committees: Audit Committee (Chair)
Eileen Serra served on the board of directors of Seven Oaks from December 2020 to December 2021 and continues to serve as a member of the Board. During the course of her career, Ms. Serra has served in various executive leadership roles in the financial services industry. Her primary focus has been on consumer businesses where she consistently developed and implemented strategies which led to increases in revenue, profit and market share. Ms. Serra served in a number of senior executive roles at JPMorgan Chase, including as Chief Executive Officer of Chase Card Services from 2012 to 2016. From 2016 until her retirement in February 2018, she served as Senior Advisor focusing on strategic growth initiatives. While at Chase, Ms. Serra established and developed successful consumer credit card products and brands, loyalty programs, partner relationships, and digital mobile payment solutions. Prior to joining JPMorgan Chase, Ms. Serra served as a Managing Director and Head of Private Client Banking Solutions at Merrill Lynch from 2002 to 2006. She also previously served as Senior Vice President at American Express where, among other responsibilities, she led the Small Business Credit Card and Lending businesses. Prior to American Express, she served as a partner at McKinsey & Company for 12 years where she served consumer goods and services firms on strategic and organizational issues. Ms. Serra currently serves as a board director and member of the Compensation Committee of Gartner, Inc. She also serves on the board of Capital One Financial where she is a member of the audit and risk committees. Ms. Serra also currently serves as Trustee of Family Promise, a non-profit focused on addressing family homelessness, and previously served as a member of the board of the Women’s Refugee Commission. She received a B.S. from the University of California at Davis and an M.B.A. from the University of Chicago Booth School of Business.
We believe Ms. Serra is qualified to serve as a member of the Board because of her proven track record of success and her experience serving as a director and committee member for public companies.

DIRECTOR COMPENSATION
Director Compensation
None of our directors were paid any compensation for their services as a director during our fiscal year ended December 31, 2021. In connection with the Business Combination, we established a policy pursuant to which each independent non-employee director who did not otherwise serve as the Chief Executive Officer or Chief Financial Officer of Boxed prior to the effectiveness of the Business Combination will receive compensation for their service as directors.
Pursuant to such policy, eligible non-employee directors will receive an annual director fee of $62,500, as well as an additional annual fee of $20,000 for service as a chairperson of our Audit Committee, $10,000 for service on our Audit Committee, $15,000 for service as a chairperson of our Compensation Committee, $7,500 for service on our Compensation Committee, $10,000 for service as a chairperson of our Nominating and Governance Committee and $5,000 for service on our Nominating and Governance Committee, each earned on a quarterly basis.
In addition, pursuant to the policy, each eligible non-employee director also received an initial equity award of restricted stock units with a grant date value of $62,500 on March 16, 2022, which will vest in full on the date of our Annual Meeting, subject to the non-employee director continuing in service through the vesting date. Each eligible non-employee director will also receive an annual equity award of restricted stock units with a grant date value of $62,500 immediately following each annual stockholder meeting, which will vest in full on the earlier of the date of our annual stockholder meeting immediately following the date of grant or the first anniversary of the date of grant, subject to the non-employee director continuing in service through such meeting date and any new non-employee directors will receive a start date equity award with a grant date value of $62,500, which will vest on the earlier of the date of our annual stockholder meeting immediately following the date of grant or the first anniversary of the date of grant, subject to the non-employee director continuing in service through such meeting date, provided, that, the start date equity award for each non-employee director will be prorated based on the applicable non-employee director’s board service start date. In the event of a Change in Control (as defined in the Boxed, Inc. 2021 Incentive Award Plan, the “2021 Equity Incentive Plan”), all outstanding equity awards held by eligible non-employee directors will immediately vest in full.

BENEFICIAL OWNERSHIP OF
THE COMPANY’S COMMON STOCK
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of July 22, 2022, by:
•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. The beneficial ownership of our common stock is based on 72,494,532 shares of common stock issued and outstanding as of July 22, 2022.
Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders
Entities affiliated with Atalaya Capital Management LP(2)	6,164,370	8.5%
PepsiCo, Inc.(3)	4,586,075	6.3%
Entities affiliated with Hamilton Lane(4)	4,165,556	5.7%
AEON Co., Ltd.(5)	3,629,583	5.0%
Directors and Named Executive Officers
Chieh Huang(6)	2,475,233	3.4%
David Liu	20,000	*
Gary S. Matthews(7)	1,828,321	2.5%
Emerson S. Moore II	—	—%
Tsukasa Ojima	—	—%
Andrew C. Pearson(8)	823,089	1.1%
Harshul Sanghi	—	—%
Eileen M. Serra(9)	39,382	*
Alison Weick(10)	132,180	*
Jared Yaman(11)	1,783,357	2.5%
Mark Zimowski(12)	151,214	*
All directors and executive officers as a group (14 individuals)	7,252,776	10.0%
*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 451 Broadway, New York, New York 10013.
(2)
Based on information included in a Schedule 13D filed on December 15, 2021 by ACM ARRT VII D LLC, Atalaya Special Purpose Investment Fund LP and Atalaya Capital Management LP. The address of each of the entities listed above is One Rockefeller Plaza, 32nd Floor, New York, NY 10020.

(3)	Based on information included in a Schedule 13G filed on December 17, 2021 by PepsiCo, Inc. The address of the entity listed above is 700 Anderson Hill Road, Purchase, New York 10577.
(4)
Based on information included in a Schedule 13D filed on December 20, 2021 by HLSF V Holdings LP, Hamilton Lane Secondary Fund V GP LLC, HL Private Assets Holdings LP, HL GPA GP LLC and Hamilton Lane Advisors, L.L.C. The address of the entities listed above is 110 Washington St., Suite 1300, Conshohocken, Pennsylvania 19428.

(5)	Based on information included in a Schedule 13D filed on February 18, 2022 by AEON Co., Ltd. The address of the entity listed above is 5-1, 1-Chome, Nakase, Mihama-ku, Chiba-shi, Chiba, 261-8515.
(6)
Consists of (i) 2,312,481 shares of common stock held of record by Mr. Huang and (ii) 162,752 shares of common stock issuable upon exercise of options exercisable as of or within 60 days of July 22, 2022.

(7)
Consists of (i) 1,416,321 shares of common stock held of record by Mr. Matthews, (ii) 330,000 shares of common stock issuable upon exercise of warrants exercisable as of or within 60 days of July 22, 2022 and (iii) 82,000 shares of common stock held of record by Seven Oaks Sponsor LLC (the “Sponsor”). Each of Mr. Matthews and Mark Hauser is a member and the manager of the Sponsor and has voting and investment discretion with respect to the common stock held of record by the Sponsor. Of the shares of common stock held by Mr. Matthews and the Sponsor, 427,116 and 25,083 shares of common stock, respectively, are outstanding but remain subject to performance vesting terms. The address of each of Mr. Matthews and the Sponsor is 445 Park Avenue, 17th Floor, New York, NY 10022.
(8)
Consists of (i) 565,589 shares of common stock held of record by Mr. Pearson, (ii) 257,500 shares of common stock issuable upon exercise of warrants exercisable as of or within 60 days of July 22, 2022. Of the shares of common stock held by Mr. Pearson, 121,005 shares of common stock are outstanding but remain subject to performance vesting terms. The address of Mr. Pearson is 445 Park Avenue, 17th Floor, New York, NY 10022.

(9)
Consists of 39,382 shares of common stock held of record by Ms. Serra. Of the shares of common stock held by Ms. Serra, 12,046 shares of common stock are outstanding but remain subject to performance vesting terms.

(10)	Consists of 132,180 shares of common stock issuable upon exercise of options exercisable as of or within 60 days of July 22, 2022.
(11)
Consists of (i) 1,608,980 shares of common stock held of record by Mr. Yaman and (ii) 174,377 shares of common stock issuable upon exercise of options exercisable as of or within 60 days of July 22, 2022.

(12)	Consists of 151,214 shares of common stock issuable upon exercise of options exercisable as of or within 60 days of July 22, 2022.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of August 5, 2022. There are no family relationships between or among any of Boxed’s directors or executive officers.
Name	Age	Position
Chieh Huang(1)	40	Chief Executive Officer, President, and Director
Mark Zimowski	32	Chief Financial Officer and Treasurer
David Miller	49	Chief Technology Officer
Alison Weick	47	President, E-Commerce
Jared Yaman	41	Chief Operating Officer
Veracelle Vega	51	Chief People Officer
Jung Choi	41	General Counsel and Secretary
(1)	Mr. Huang is also a director of the Company and his biographical information appears under “Proposal No. 1: Election of Directors.”
Mark Zimowski
Chief Financial Officer and Treasurer since April 2021
Age: 32
Mark Zimowski is our Chief Financial Officer and Treasurer. Mr. Zimowski joined Boxed in October 2016 as one of its initial finance hires. He has served as Boxed’s Chief Financial Officer since April 2021. Since joining the team, Mr. Zimowski has worked in a number of positions with Boxed’s Finance & Strategy team, including as Senior Analyst, Senior Manager, Senior Director and Vice President. He established the company’s financial planning and analysis function, helping to centralize its reporting and construct its performance management framework. In addition, he helped lead the development of its paid loyalty program, Boxed Up, and its Software & Services business, and played a pivotal role in the raise of more than $400.0 million in gross proceeds across seven rounds of equity and debt capital, which includes leading the Company through the Business Combination. Prior to joining Boxed, Mr. Zimowski worked at Court Square Capital Partners, where he focused on majority investments and portfolio management across software and tech-enabled services companies. He began his career within the Technology, Media, and Telecom team at UBS Investment Bank, advising technology, media and telecommunications clients across a wide range of mergers and acquisitions and capital markets transactions. Mr. Zimowski graduated cum laude from Boston College, receiving a B.S. in Finance & Economics with Honors from the Carroll School of Management.
David Miller
Chief Technology Officer since October 2021
Age: 49
David Miller is our Chief Technology Officer. Mr. Miller joined Boxed in October 2021, bringing over 20 years of experience as a technology team leader. From July 2014 until October 2021, Mr. Miller served as the Senior Vice President of Technology at OnDeck Capital. During his tenure at OnDeck Capital, Mr. Miller oversaw the technology team whose platform delivered over $14 billion in capital to small businesses domestically and abroad. Mr. Miller’s earlier experience includes engineering and leadership positions serving a broad scope of industries, such as hospitality, online advertising, education, and financial services. Mr. Miller holds a B.S. in Business from the University of Baltimore, and an MBA from the Sellinger School of Business at Loyola University, Maryland.
Alison Weick
President, E-Commerce since January 2020
Age: 47
Alison Weick is our President, E-Commerce. Ms. Weick joined Boxed in January 2020 to run the marketing team. Under her leadership, the team successfully grew the paid loyalty program, improved customer acquisition and retention efforts, and spearheaded customer segmentation analysis. In December of 2020, she took on the additional role of managing the Retail businesses. In this role, she is focused on driving sales and profitability, and improving the overall customer experience. Prior to joining Boxed, Ms. Weick had a 20+ year career as a general manager and marketing executive at both public companies and start-ups. From July 2017 until

December 2019, Ms. Weick was a marketing consultant to early stage start-ups. Before then, Ms. Weick was the VP, Marketing at WayBetter, a Series A funded health and wellness start-up, where she served from September 2011 until June 2017. Ms. Weick has also held previous leadership roles at Barnes & Noble, Weight Watchers, and Omnicom Group. Ms. Weick received her B.S. in Applied Economics from Cornell University and holds an MBA from Harvard Business School.
Jared Yaman
Chief Operating Officer since February 2013
Age: 41
Jared Yaman is our Chief Operating Officer. Mr. Yaman co-founded and has served as the Chief Operating Officer of Boxed since 2013, and as a member of its Board from 2013 to 2022. During his tenure as Chief Operating Officer of Boxed, Mr. Yaman helped lead the Company’s expansion to the entire continental United States and helped coordinate its investment in technology. Mr. Yaman received his B.S. in economics at the University of Michigan and holds a J.D. from the University of Michigan Law School.
Veracelle Vega
Chief People Officer since March 2022
Age: 51
Veracelle Vega is our Chief People Officer. Ms. Vega joined Boxed in March 2022, bringing over 20 years of talent management and human resources experience. She has a proven track record of modernizing HR functions for executing operational change across multiple sectors, including e-commerce/D2C, B2B, artificial intelligence, and media entertainment. Most recently, from July 2019 until March 2022, Ms. Vega served as the Chief People Officer at Resident, a direct-to-consumer mattress company where she led the company to be awarded and recognized as a “Best Place to Work” organization three years in a row by BuiltInNYC.com. Ms. Vega started her HR career as a President Management Fellow and held assignments at the Social Security Administration and the Bureau of East Asian and Pacific Affairs at the U.S. Department of State. Ms. Vega received a M.S. in public administration from Villanova University, a B.S. in political science from Syracuse University, and is currently a part-time adjunct professor at Villanova University where she teaches Human Resources Management.
Jung Choi
General Counsel & Secretary since April 2022
Age: 41
Jung Choi is our General Counsel & Secretary. She serves as member of the senior executive team and is responsible for all legal and compliance matters, including corporate and securities law, corporate governance, litigation, commercial transactions, employment and intellectual property. She also serves as Corporate Secretary to the Board and its committees. Most recently, from August 2018 to April 2022, Ms. Choi served as Vice President, Assistant General Counsel & Assistant Secretary at Stanley Black & Decker, Inc., a diversified global provider of hand and power tools, industrial applications, and healthcare solutions. She served as a key member of the senior legal leadership team with responsibility over public company reporting and securities regulation, corporate governance, executive compensation and the Environmental Social and Governance (ESG) shareholder engagement strategy. She also oversaw the Global Ethics and Compliance department and the Global Privacy Office. Prior to joining Stanley Black & Decker, Ms. Choi worked at Bristol-Myers Squibb Company, a global biopharmaceutical company in its legal department. Ms. Choi began her legal career as a corporate associate at Davis Polk & Wardwell LLP in New York and Hong Kong. She received her J.D., cum laude, from Georgetown University Law Center, and her B.A. in Political Science and International Studies, cum laude, from Yale University.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our 2021 named executive officers who are named in the “2021 Summary Compensation Table” below. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt for future periods may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
For the year ended December 31, 2021, our “named executive officers” and their positions were as follows:
Chieh Huang, Chief Executive Officer
Alison Weick, President, E-Commerce; and
Mark Zimowski, Chief Financial Officer.
Decisions with respect to the compensation of our Chief Executive Officer are made by the Compensation Committee (either alone, or if directed by the Board, in conjunction with a majority of the independent directors on the Board). The Compensation Committee reviews and sets, or makes recommendations to the Board regarding, the compensation of non-CEO executive officers.
2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our name executive officers for our fiscal year ended December 31, 2021.
Name and Principal Position	Year	Salary	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Chieh Huang Chief Executive Officer	2021	297,549	8,071,250	—	8,368,799
	2020	316,750	—	—	316,750
Alison Weick President, E-Commerce	2021	283,832	3,781,490	—	4,065,322
	2020	219,935	343,780	563,715
Mark Zimowski Chief Financial Officer	2021	250,396	—	444,512	694,908
(1)
Amounts reflect the full grant-date fair value of stock options and other awards computed in accordance with ASC 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of such equity awards granted to executive officers in Note 14 to our audited Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022. Amounts include the full-grant date fair value of time-based and price-target restricted stock units (“RSUs”) granted to Mr. Huang and Ms. Weick, respectively. These awards were not issued until March 16, 2022, following the effectiveness of our registration statement on Form S-8, but they are reflected in the Summary Compensation Table above given that the “grant date” for purposes of ASC 718 occurred in 2021.

2021 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The actual base salaries paid to each named executive officer for 2021 are set forth in the “2021 Summary Compensation Table” above in the column titled “Salary.”
2021 Cash Bonuses
We did not maintain an annual cash bonus program for our employees, including our named executive officers, in 2021. None of our named executive officers received any cash bonus payments with respect to their services in 2021.
Equity Compensation
We previously maintained the Giddy Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”) pursuant to which we have granted stock options to certain service providers. Stock options granted pursuant to the 2013 Equity Incentive Plan were converted into stock options in the Company and remain outstanding and eligible to vest in accordance with their terms following the consummation of the Business Combination. The description of awards below reflect such conversion.
In October 2021, we granted stock options to Mr. Zimowski covering 94,523 shares of our common stock. One-half of Mr. Zimowski's stock option award vested on January 9, 2022, and the remaining stock option award vested in equal monthly installments over the three-month period thereafter, subject to Mr. Zimowski's continued employment with the Company through each applicable date.
Following the Business Combination, no further awards have been or will be granted under the 2013 Equity Incentive Plan. In connection with the Business Combination, we adopted the 2021 Equity Incentive Plan, under which we may grant cash and equity incentive awards to directors, employees (including our named executive officers) and consultants in order to continue to attract, motivate and retain the talent for which we compete. No awards were granted to the named executive officers under the 2021 Incentive Award Plan in 2021. However, in 2021, for the purposes of ASC 718, we were deemed to have granted 900,000 and 380,000 RSUs to Mr. Huang and Ms. Weick, respectively, 300,000 and 210,000 of which are subject to time-based vesting, respectively, and 600,000 and 170,000 of which are subject to certain share price hurdles, respectively. While the 900,000 and 380,000 RSUs were not issued until March 16, 2022, following the effectiveness of our registration statement on Form S-8, they are reflected in the Summary Compensation Table above given that the “grant date” for purposes of ASC 718 occurred in 2021. The time-based vesting RSUs vest annually over the course of a three-year period beginning in December 2022, subject to each executive's continuous employment on the applicable vesting date. The performance-based RSUs will vest over a certain performance period based on stock price hurdles.
In connection with their employment agreements, the Company has committed to grant an additional 600,000 and 170,000 performance based RSUs to Mr. Huang and Ms. Weick, respectively, subject to the achievement of three-year profit targets which are to be established by and approved by the Board for fiscal year 2022 through fiscal year 2024. See “Executive Compensation Arrangements — Chieh Huang” and see “Executive Compensation Arrangements — Alison Weick” for further details on these expected awards.
Other Elements of Compensation
Retirement Plan
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	health savings account and flexible spending accounts;
•	short-term and long-term disability insurance;
•	life insurance;
•	commuter benefits; and
•	an employee life-event based assistance program.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our employees, including our named executive officers. We do not provide any material perquisites to our named executive officers.

No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or benefits paid or provided by our Company.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each name executive officer as of December 31, 2021.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(14)	Equity Incentive Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Awards: Number of Unearned Shares That Have Not Vested ($)(14)
Chieh Huang	131,586(1)	34,628	3.37	8/7/2029
	—	—	—	—	300,000(10)	4,110,000	150,000(11)	2,055,000
Alison Weick	18,203(2)	19,788	3.00	7/28/2030
	71,235(3)	118,725	3.20	7/28/2030
	—	—	—		210,000(12)	2,877,000	42,500(13)	582,250
Mark Zimowski	23,745(4)	—	2.46	10/26/2026
	4,749(5)	—	3.21	11/8/2027
	6,232(6)	890	3.34	8/15/2028
	10,981(7)	3,265	3.34	11/7/2028
	5,045(8)	9,201	3.16	7/28/2030
	—(9)	94,523	1.57	3/15/2023
(1)
The option vests over a four-year period, with 25% of the shares vesting following completion of one year of service beginning on October 1, 2018, and 1/48th of the shares vesting upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(2)
The option vests over a four-year period, with 25% of the shares vesting following completion of one year of service beginning on June 1, 2020, and 1/48th of the shares vesting upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(3)
The option vests over a four-year period, with 25% of the shares vesting following completion of one year of service beginning on January 13, 2020, and 1/48th of the shares vesting upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(4)
The option vested over a four-year period, with 25% of the shares vested following completion of one year of service beginning on October 3, 2016 and 1/48th of the shares vested upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(5)
The option vested over a four-year period, with 25% of the shares vested following completion of one year of service beginning on June 1, 2017 and 1/48th of the shares vested upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(6)
The option vested over a four-year period, with 25% of the shares vested following completion of one year of service beginning on June 1, 2018 and 1/48th of the shares vested upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(7)
The option vests over a four-year period, with 25% of the shares vesting following completion of one year of service beginning on November 1, 2018 and 1/48th of the shares vesting upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(8)
The option vests over a four-year period, with 25% of the shares vesting following completion of one year of service beginning on June 27, 2020 and 1/48th of the shares vesting upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(9)
The option vests over a 6-month period, with 50% of the shares vesting following completion of three months of service beginning on October 9, 2021 and 1/6th of the shares vesting upon the completion of each continuous month of service thereafter, subject to continued service through each vesting date.

(10)
This includes 300,000 time-based RSUs that vest annually over the course of a three-year LTIP period, subject to completion of continuous service through each anniversary date. Such RSUs were not granted by the Company until effectiveness of our registration statement on Form S-8, but they are reflected in the table above given that the “grant date” for the purposes of ASC 718 occurred in 2021.

(11)
This represents price-target RSUs, which vest over a derived service period based on certain stock price hurdles, subject to continued service through such period, assuming an achievement of threshold performance. 600,000 is the number of shares that will be awarded if maximum performance is achieved. See “Executive Compensation Arrangements — Chieh Huang” for further details on such award. Such RSUs were not granted by the Company until effectiveness of our registration statement on Form S-8, but they are reflected in the table above given that the “grant date” for the purposes of ASC 718 occurred in 2021.

(12)
This includes 210,000 time-based RSUs that vest annually over the course of a three-year LTIP period, subject to completion of continuous service through each anniversary date. Such RSUs were not granted by the Company until effectiveness of our registration statement on Form S-8 on March 15, 2022, but they are reflected in the table above given that the “grant date” for the purposes of ASC 718 occurred in 2021.

(13)
This represents price-target RSUs, which vest over a derived service period based on certain stock price hurdles, subject to continued service through such period, assuming an achievement of threshold performance. 170,000 is the number of shares that will be awarded if maximum performance is achieved. See “Executive Compensation Arrangements — Alison Weick” for further details on such award. Such RSUs were not granted by the Company until effectiveness of our registration statement on Form S-8 on March 15, 2022, but they are reflected in the table above given that the “grant date” for the purposes of ASC 718 occurred in 2021.

(14)	Represents the fair market value per share of our common stock of $13.70, as of December 31, 2021.
Executive Compensation Arrangements
Our named executive officers' employment and non-compete agreements are described below. Additionally, in connection with the Business Combination, we entered into an employment agreement with Mr. Huang and Ms. Weick. We later entered into an employment agreement with Mr. Zimowski. The material terms of the employment agreements are described below.
Chieh Huang
Mr. Huang is currently subject to certain confidentiality and invention assignment obligations pursuant to a confidential information and invention assignment agreement, including a one-year post-termination non-solicit of employees and consultants. In connection with the Business Combination, we entered into an employment agreement with Mr. Huang, which includes certain material terms set forth below:
Pursuant to his employment agreement, Mr. Huang will continue to serve as Chief Executive Officer for a term ending December 7, 2023, with automatic renewals for one-year periods thereafter absent notice of non- renewal from either party.
Mr. Huang has an initial annual base salary of $400,000, which shall not be subject to decreases generally except for any across-the-board reductions affecting all executives, and is eligible to receive an annual cash performance bonus based 75% on Company performance objectives determined and approved by our Board and 25% on individual performance objectives determined by Mr. Huang and approved by our Board. Mr. Huang is initially eligible for minimum, target and maximum bonus opportunities of 50%, 75% and 150% of his annual base salary, respectively. Mr. Huang is also eligible to participate in the Company's benefit plans that are offered to similarly situated employees.
Additionally, Mr. Huang is eligible for a three-year long-term incentive program (“LTIP”), under which he received a grant of 1,500,000 shares of RSUs eligible to vest over a three year period (the “LTIP Period”). 300,000 RSUs vest over time based on continued service over the LTIP Period, 600,000 RSUs will vest based on achievement of certain gross profit targets over the LTIP Period (“Profit Target RSUs”) and 600,000 RSUs will vest based on achievement of certain share price hurdles for our common stock during the LTIP Period (“Price Target RSUs”), each subject to Mr. Huang's continuous employment through each vesting date. In the event Mr. Huang is terminated during the LTIP Period by us without Cause or Mr. Huang resigns for Good Reason (as each term is defined in his employment agreement) (“Involuntary Termination”), any unvested RSUs subject to serviced-based vesting shall be forfeited and Mr. Huang shall remain eligible to vest in his unvested performance-based RSUs through the remainder of the LTIP Period as follows, in each case subject to the performance-based vesting milestone attributable to the RSUs being achieved by the end of the LTIP Period: (a) if such Involuntary Termination occurs during the first year of the LTIP Period, up to 150,000 Profit Target RSUs and 150,000 Price Target RSUs; (b) if such Involuntary Termination occurs during the second year of the LTIP Period, up to 325,000 Profit Target RSUs and 325,000 Price Target RSUs; and (c) if such Involuntary Termination occurs during the third year of the LTIP Period, all Profit Target RSUs and Price Target RSUs. Further, all or a portion of the RSUs are subject to accelerated vesting in connection with a change in control (as defined in his employment agreement) (or an Involuntary Termination within six (6) months prior thereto).
If Mr. Huang incurs an Involuntary Termination, in exchange for a release of claims in favor of the Company, Mr. Huang shall receive (i) continued payment of his base salary in equal installments for 24 months, (ii) in the event that Mr. Huang is eligible for and timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursements for the monthly costs of the COBRA premiums for 18 months; (iii) any earned and unpaid annual bonus for the prior performance period; and (iv) a payment equal to Mr. Huang's annual bonus target, pro-rated for the number of days Mr. Huang was employed in the year of termination. If Mr. Huang resigns for Good Reason following a change in control and his base salary, target annual bonus opportunity, and employee benefits are substantially similar following such change in control, then any severance payable to Mr. Huang shall be delayed until Mr. Huang completes up to 12 months of transition support, as determined by the Company.
Mr. Huang is bound by standard non-competition and non-solicitation obligations applicable during the term of employment and for up to 24 months thereafter (the “Restriction Period”), and non- disparagement and confidentiality obligations applicable during the term of employment and surviving indefinitely following the end of the term of employment. In the event Mr. Huang is terminated or resigns following a change in control, then the Restriction Period applicable to Mr. Huang's post-termination non- competition obligations shall be reduced for any period of transition support Mr. Huang provides at the request of the Company, for a maximum reduction of up to 12 months.
In addition, to the extent any payments made to Mr. Huang under his employment agreement would at any point result, on their own, or in connection with any other payments owed to him, in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payments shall only be reduced to the extent a reduction would result in Mr. Huang being better off on an after-tax basis than simply receiving the payments subject to such excise tax.
Alison Weick
In connection with the Business Combination, we have entered into an employment agreement with Ms. Weick. Pursuant to her new employment agreement, Ms. Weick will serve as President, E-Commerce of the Company for a term ending December 7, 2023, with automatic renewals for one-year periods thereafter absent notice of non-renewal from either party.
Ms. Weick has an initial base salary of $330,000, which shall not be subject to decreases generally except for any across-the-board reductions affecting all executives, and is eligible to receive an annual cash performance bonus based 75% on Company performance objectives determined and approved by the Board and 25% on individual performance objectives determined by Ms. Weick and approved by the Board. Ms. Weick is initially eligible for minimum, target and maximum bonus opportunities of 33%, 50% and 150% of her annual base salary, respectively. Ms. Weick is also eligible to participate in the Company's benefit plans that are offered to similarly situated employees.
Additionally, Ms. Weick is eligible for a three-year long-term incentive program (“LTIP”), under which she received a grant of 550,000 shares of RSUs eligible to vest over a three-year period (the “LTIP Period”). 210,000 RSUs vest over time based on continued service over the LTIP Period (the “Time Vesting RSUs”), 170,000 RSUs will vest based on achievement of certain gross profit targets over the LTIP Period (“Profit Target RSUs”) and 170,000 RSUs will vest based on achievement of certain share price hurdles for Boxed during the LTIP Period (“Price Target RSUs”), each subject to Ms. Weick's continuous employment through each vesting date. In the event of a change in control during the LTIP Period, subject to Ms. Weick's continuous employment through the change in control and for a period of twelve months thereafter, the Profits Target RSUs and Price Target RSUs shall vest to the extent the share price hurdles for Boxed have been achieved. In the event Ms. Weick incurs an Involuntary Termination within six months prior to a change in control or within twelve months following a change in control, the RSUs shall be treated as follows: (a) 50% of all unvested Time Vesting RSUs shall vest and the Profit Target RSUs and Price Target RSUs shall remain outstanding and be eligible to vest to the extent the performance conditions have been achieved.
If Ms. Weick is terminated during the LTIP Period by us without Cause or Ms. Weick resigns for Good Reason (as each term is defined in the employment agreement) (“Involuntary Termination”), in exchange for a release of claims in favor of the Company, Ms. Weick shall receive (i) continued payment of her base salary in equal installments for 12 months and (ii) any earned and unpaid annual bonus for the prior performance period. If Ms. Weick resigns for Good Reason following a change in control and her base salary, target annual bonus opportunity, and employee benefits are substantially similar following such change in control, then any severance payable to Ms. Weick shall be delayed until Ms. Weick completes up to 12 months of transition support, as determined by the Company.
Ms. Weick will be bound by non-competition and non-solicitation obligations applicable during the term of employment and for up to 12 months thereafter (the “Restriction Period”), and non- disparagement and confidentiality obligations applicable during the term of employment and surviving indefinitely following the end of the term of employment. In the event Ms. Weick is terminated or resigns following a change in control, then the Restriction Period applicable to Ms. Weick's post-termination non- competition obligations shall be reduced for any period of transition support Ms. Weick provides at the request of the Company, for a maximum reduction of up to 12 months.
In addition, to the extent any payments made to Ms. Weick under her employment agreement would at any point result, on their own, or in connection with any other payments owed to her, in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payments shall only be reduced to the extent a reduction would result in Ms. Weick after-tax basis than simply receiving the payments subject to such excise tax.
Mark Zimowski
On February 21, 2022, we entered into an employment agreement with Mr. Zimowski. Pursuant to his new employment agreement, Mr. Zimowski will continue to serve as Chief Financial Officer and Treasurer of the Company for a term ending December 7, 2023, with automatic renewals for one-year periods thereafter absent notice of non-renewal from either party.
Mr. Zimowski has an initial base salary of $330,000, which shall not be subject to decreases generally except for any across-the-board reductions affecting all executives, and is eligible to receive an annual cash performance bonus based 75% on Company performance objectives, of which 50% will be based on a gross profit target and 50% to be based on Adjusted EBITDA target, both as determined and approved by the Board, and 25% on individual performance objectives determined by Mr. Zimowski and approved by the Board. Mr. Zimowski is initially eligible for minimum, target and maximum bonus opportunities of 40%, 60% and 120% of his annual base salary, respectively. Mr. Zimowski is also eligible to participate in the Company's benefit plans that are offered to similarly situated employees.
Additionally, Mr. Zimowski is eligible for a three-year long-term incentive program (“LTIP”), under which he will receive a grant of 800,000 shares of RSUs eligible to vest over a three-year period (the “LTIP Period”). 320,000 RSUs vest over time based on continued service over the LTIP Period (the “Time Vesting RSUs”), 240,000 RSUs will vest based on achievement of certain gross profit targets over the LTIP Period (“Profit Target RSUs”) and 240,000 RSUs will vest based on achievement of certain share price hurdles for Boxed during the LTIP Period (“Price Target RSUs”), each subject to Mr. Zimowski's continuous employment through each vesting date. In the event of a change in control during the LTIP Period, subject to Mr. Zimowski's continuous employment through the change in control and for a period of twelve months thereafter, the Profits Target RSUs and Price Target RSUs shall vest to the extent the share price hurdles for Boxed have been achieved. In the event Mr. Zimowski incurs an Involuntary Termination within six months prior to a change in control or within twelve months following a change in control, the RSUs shall be treated as follows: 100% of all unvested Time Vesting RSUs shall vest and the Profit Target RSUs and Price Target RSUs shall vest to the extent certain net sale price performance conditions have been achieved.
If Mr. Zimowski is terminated during the LTIP Period by us without Cause or Mr. Zimowski resigns for Good Reason (as each term is defined in the employment agreement) (“Involuntary Termination”), in exchange for a release of claims in favor of the Company, Mr. Zimowski shall receive (i) continued payment of his base salary in equal installments for 12 months and (ii) any earned and unpaid annual bonus for the prior performance period. If Mr. Zimowski resigns for Good Reason following a change in control and his base salary, target annual bonus opportunity, and employee benefits are substantially similar following such change in control, then any severance payable to Mr. Zimowski shall be delayed until Ms. Zimowski completes up to 12 months of transition support, as determined by the Company.
Mr. Zimowski will be bound by non-competition and non-solicitation obligations applicable during the term of employment and for up to 12 months thereafter (the “Restriction Period”), and non-disparagement obligations during the term of employment and surviving for five years thereafter and confidentiality obligations during the term of employment and surviving indefinitely thereafter. In the event Mr. Zimowski is terminated or resigns following a change in control, then the Restriction Period applicable to Mr. Zimowski's post-termination non- competition obligations shall be reduced for any period of transition support Mr. Zimowski provides at the request of the Company, for a maximum reduction of up to 12 months.
In addition, to the extent any payments made to Mr. Zimowski under his employment agreement would at any point result, on their own, or in connection with any other payments owed to him, in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payments shall only be reduced to the extent a reduction would result in Mr. Zimowski after-tax basis than simply receiving the payments subject to such excise tax.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2021:
Plan Category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column) (#)
Equity compensation plans approved by security holders(1)	5,832,519	3.30	12,029,817
Equity compensation plans not approved by security holders	—	—	—
Total	5,832,519(2)	3.30(3)	12,029,817(4)
(1)	Consists of the 2013 Equity Incentive Plan, 2021 Incentive Award Plan, and 2021 Employee Stock Purchase Plan, or ESPP.
(2)	Consists of options under the 2013 Equity Incentive Plan.
(3)	The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options.
(4)
Includes 10,024,848 shares available for future issuance under our 2021 Incentive Award Plan and 2,004,969 shares available for future issuance under our ESPP, which does not reflect the reduction in the shams available for issuance as a result of the 1,280,000 restricted stock units deemed granted for the purposes of ASC 718, but that will not be issued until after the effectiveness of our registration statement on Form S-8. The number of shares available for issuance under our 2021 Incentive Award Plan increases automatically on January 1 of each calendar year of the Company beginning in 2022 and ending in 2031, in an amount equal to the lesser of (i) 5.0% of the aggregate number of outstanding shares of our common stock on the final day of the immediately preceding calendar year and (Watch smaller number of shares determined by our Board. The number of shares available for issuance under of ESPP increases automatically on January 1 of each calendar year of the Company beginning in 2022 and ending in 2031, an amount equal to the lesser of (i) 1.0% of the aggregate number of outstanding shares of our common stock of the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. There are no shares available for issuance under the 2013 Equity Incentive Plan.

PROPOSAL NO. 2:
RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022. The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee’s appointment of Deloitte. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will consider the vote of the Company’s stockholders and consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).
Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.
The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2022 fiscal year.
Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2022 fiscal year unless stockholders specify a contrary vote.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed the audited consolidated financial statements of Boxed, Inc., a Delaware corporation (the “Company”), for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Eileen Serra (Chair)
Andrew C. Pearson
Harshul Sanghi

AUDIT MATTERS
Deloitte
Deloitte was appointed as our independent registered accounting firm to complete our 2021 audit and to serve as our independent auditor going forward.
When considering Deloitte’s independence, the Audit Committee considered whether its provision of services to Boxed beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte and its respective affiliates for audit and non-audit services.
Audit Fees
The following is a summary of the fees and services provided by Deloitte to us and our predecessor, Old Boxed, for fiscal years 2020 and 2021:
Fee Category:	Fiscal 2021	Fiscal 2020
Audit fees(1)	$580,000	$529,041
Audit-related fees(2)	1,663,750	—
Tax fees(3)	—	31,400
Total fees	$2,243,750	$560,441
(1)	Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements.
(2)	Audit-related fees consist of fees billed in relation to our Business Combination, the S-1 and S-4 registration statements, and audit services provided in connection with other regulatory filings.
(3)
Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

Change in Certifying Accountant
As previously disclosed, on December 8, 2021, Seven Oaks and Old Boxed consummated the Business Combination, at which time Old Boxed became a wholly-owned subsidiary of Seven Oaks, and Seven Oaks changed its name to Boxed, Inc. Marcum LLP (“Marcum”) acted as Seven Oaks’s independent registered public accounting firm prior to the Business Combination. Deloitte has audited the financial statements of pre-Business Combination Boxed since 2016. On December 8, 2021, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021.
On December 8, 2021, the Audit Committee of the Board dismissed Marcum, as the Company’s independent registered public accounting firm effective upon consummation of the Business Combination.
The report of Marcum on Seven Oaks’s, the Company’s legal predecessor, balance sheet as of December 31, 2020 and the statements of operations, changes in stockholders’ equity and cash flows for the period from September 23, 2020 (Seven Oaks’s inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except as discussed in Note 2 of the restated historical audited financial statements of Seven Oaks as of December 31, 2020 and for the period from September 23, 2020 through December 31, 2020, including in our amended Annual Report on Form 10-K/A filed with the SEC on December 3, 2021, related to the Reclassification Reportable Event (as defined below).
During the period from September 23, 2020 (Seven Oaks’s inception) to December 31, 2020 and subsequent interim period through December 8, 2021, there were no disagreements between Seven Oaks and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Seven Oaks’s financial statements for such period.

During the period from September 23, 2020 (Seven Oaks’s inception) to December 31, 2020 and subsequent interim periods through December 8, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for the material weaknesses identified in the Company’s internal control over financial reporting related to (i) the accounting for a significant and unusual transaction related to the warrants issued by the Company’s legal predecessor in connection with our initial public offering in December 2020 (the “Warrant Liability Reportable Event”) and (ii) the accounting for complex financial instruments, including the classification of common stock subject to redemption (“Reclassification Reportable Event” and, together with the Warrant Liability Reportable Event, the “Reportable Events”). The Warrant Liability Reportable Event was previously disclosed in the Current Report on Form 8-K filed with the SEC on May 21, 2021 and the Reclassification Reportable Event was previously disclosed in the Current Report on Form 8-K filed with the SEC on November 30, 2021. The Audit Committee discussed the Reportable Events with Marcum, and Seven Oaks authorized Marcum to respond fully to inquiries of the successor accountant (described below) concerning the Reportable Events.
During the period from September 23, 2020 (Seven Oaks’s inception) to December 31, 2020 and subsequent interim period through December 8, 2021, neither the Company nor anyone on the Company’s behalf consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to its written charter, the Audit Committee, or the chair of the Audit Committee, is responsible for approving in advance all audit and non-audit services the independent registered public accounting firm performs for us, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules. The Audit Committee’s charter permits the Audit Committee to delegate to one or more committee members the authority to address any requests for pre-approval of services between Audit Committee meetings, and the decisions as to any pre-approvals must be reported to the Audit Committee at its next scheduled meeting.
The policy sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The policy generally provides that we will not engage our independent auditor to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the policy (“general pre-approval”). Unless a type of service to be provided by our independent auditor has received general pre-approval under the policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. The policy does not provide for the delegation to management of the Audit Committee’s responsibility to pre-approve any permitted services. Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm pursuant to our Audit Committee pre-approval policy.

RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our legal department is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
All transactions described below that were entered into following the Closing of the Business Combination were undertaken in compliance with our Related Person Transaction Policy described above, including review and approval by our Audit Committee.
Relationships and Transactions with Directors, Executive Officers and Significant Stockholders
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2021, other than equity and other compensation, termination, change in control and other arrangements, which are described under the section titled “Executive Compensation.”
Registration Rights Agreement
In connection with the Closing, we and certain stockholders of the Old Boxed and Seven Oaks entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 30 days of the closing of the Business Combination. Certain Old Boxed stockholders and Seven Oaks stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering not more than once in any 12-month period, so long as the total offering price is reasonably expected to exceed $50.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Sponsor Agreement
Concurrently with the execution of the Business Combination Agreement, we, Seven Oaks, Seven Oaks Sponsor LLC (the “Sponsor”), and Jones entered into a sponsor agreement (the “Sponsor Agreement”), pursuant to which 1,940,625 Founder Shares (as defined below) are subject to the following time and performance-based vesting provisions: half of the Earnout Shares will become vested if, within the Earnout Period, our common stock trades at greater than $12.00 per share for any twenty (20) trading days within any consecutive thirty (30) trading day period, and with the remainder of the Earnout Shares to be released if, within the Earnout Period, our common stock trades at greater than $14.00 per share for any twenty (20) trading days within any consecutive thirty (30) trading day period. Notwithstanding the foregoing, the Earnout Shares will vest in the event of a sale of Boxed at a price that is equal to or greater than the redemption price payable to our stockholders. Founder Shares subject to vesting pursuant to the above terms that do not vest in accordance with such terms shall be forfeited. With certain exceptions, the Sponsor and Jones agreed that it will not transfer any Founder Shares until 180 days after (and excluding) the Closing (the “Lock-up Period”), consistent with the provisions under Section 7.12 of our bylaws.
Seven Oaks Related Party Transactions
Founder Shares
On October 13, 2020, the Sponsor and Jones, an affiliate of one of the underwriters of the initial public offering of Seven Oaks (the “Initial Public Offering”) and an affiliate of The Jones Group Ventures LLC, purchased the Founder Shares (as defined below) for a total purchase price of $25,000. On December 17, 2020, Seven Oaks effected a 1.125-for-1 stock split of its Class B common stock, resulting in an aggregate of 6,468,750 shares of Class B common stock (the “Founder Shares”) outstanding. Of the 6,468,750 Founder Shares outstanding, up to 843,750 shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of our issued and outstanding shares after the Initial Public Offering. The underwriters exercised their over-allotment option in full on December 22, 2020; thus, these 843,750 Founder Shares were no longer subject to forfeiture. At the Closing, pursuant to the Convertible Note Subscription Agreements, the Sponsor transferred 102,075 Founder Shares to XYQ US, LLC and JTCM Ventures, an affiliate of Jones, transferred 22,925 Founder Shares to XYQ US, LLC. Upon consummation of the Closing, the aggregate 125,000 transferred Founder Shares automatically converted into 125,000 shares of common stock.
Seven Oaks’s office space was leased by an affiliate of the Sponsor. Commencing upon consummation of the Initial Public Offering, Seven Oaks reimbursed the affiliate of the Sponsor $20,000 per month for office space, secretarial and administrative services. Upon the Closing, it ceased paying these monthly fees.
Private Placements
Seven Oaks entered into common stock PIPE Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase immediately prior to the Closing an aggregate of 3,250,000 shares of Seven Oaks Class A common stock at a purchase price of $10.00 per share, of which an aggregate of 100,000 shares of Seven Oaks Class A common stock were issued to certain members of Seven Oaks’s and Boxed’s management teams. In connection with the Closing, all of the issued and outstanding shares of Seven Oaks Class A common stock, including the shares of Seven Oaks Class A common stock issued to the PIPE Investors, converted, on a one-for-one basis, into shares of common stock.
Seven Oaks also entered into the Convertible Note Subscription Agreements, each dated as of June 13, 2021, with certain institutional investors, pursuant to which, among other things, Seven Oaks agreed to issue and sell, in Private Placements to close immediately prior to the Closing, an aggregate of $87.5 million of principal amount of Convertible Notes. The Convertible Notes will mature in five years. The Convertible Notes will be convertible, at our election, for shares of common stock, cash or a combination of cash and such shares, based on a conversion price of $12.00 per share (subject to customary anti-dilution adjustments) in accordance with the terms thereof. The Convertible Notes will bear interest at a rate of 7.00% per annum, paid-in-kind or in cash at our option and accruing semi-annually.
Boxed Related Party Transactions
Investors’ Rights Agreement
Old Boxed was party to that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of June 30, 2020, which provided, among other things, that certain holders of its capital stock, including AEON, which holds more than 5% of our common stock, had the right to demand that Boxed file a registration statement or request that their shares of Old Boxed capital stock be covered by a registration statement that Old Boxed is otherwise filing. Yuki Habu, who formerly served on the Board, and Tsukasa Ojima, who currently serves on the Board, are affiliated with AEON. This agreement terminated upon the Closing.
Right of First Refusal
Pursuant to certain of Old Boxed’s equity compensation plans and certain agreements with its stockholders, including that certain Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as June 30, 2020 (the “ROFR Agreement”), Old Boxed or its assignees had the right to purchase shares of Old Boxed capital stock which stockholders proposed to sell to other parties. Certain holders of Boxed capital stock, including AEON, which holds more than 5% of our common stock, had rights of first refusal and co-sale under the ROFR Agreement. Yuki Habu, who formerly served on the Board, and Tsukasa Ojima, who currently serves on the Board, are affiliated with AEON. This agreement terminated upon the Closing.
Voting Agreement
Old Boxed was a party to that certain Amended and Restated Voting Agreement, dated as of June 30, 2020, pursuant to which certain holders of its capital stock, including AEON, which holds more than 5% of our common stock, agreed to vote their shares of Old Boxed capital stock on certain matters, including with respect to the election of directors. Yuki Habu, who formerly served on the Board, and Tsukasa Ojima, who currently serves on the Board, are affiliated with AEON. This agreement terminated upon the Closing.
Services Agreement with AEON
In February 2021, we entered into a platform development and services agreement with AEON Integrated Business Services Co., Ltd., a wholly-owned subsidiary of AEON, a related party, pursuant to which we licensed certain of our resources to AEON to support the development, deployment and maintenance of certain of AEON’s ecommerce and digital marketplace operations overseas.
This agreement will terminate upon the earlier of (i) ninety days from the date the last statement of work under this agreement expires or terminates or (ii) upon either party giving the other party written notice of breach or default, subject in certain instances to applicable cure periods.
Under the agreement, we have agreed to indemnify AEON against certain claims arising in connection with the agreement or third-party claims of intellectual property infringement. We are also entitled to indemnification from AEON against third-party claims arising from intellectual property infringement by AEON. This agreement involves a royalty fee structure with different royalty fees ranging from low single digits to low double digits, depending on volume. As of the year ended December 31, 2021, we received the full amount of $11.8 million in payments from AEON under the agreement.
Indemnification under Certificate of Incorporation and Bylaws; Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty. We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

ADDITIONAL INFORMATION

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
In order to submit stockholder proposals for inclusion in our proxy statement related to the 2023 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”), materials must be received by the Corporate Secretary at the Company’s principal executive office at Boxed, Inc., Corporate Secretary, 451 Broadway, Floor 2, New York, NY 10013, no later than April 7, 2023.
The proposals must comply with all of the requirements of Rule 14a-8. Proposals should be sent by mail to Jung Choi, Corporate Secretary, Boxed, Inc., 451 Broadway, Floor 2, New York, NY 10013.
The Company’s bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement pursuant to Rule 14a-8 but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2023 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company’s principal office in New York, New York (see address above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company’s bylaws (and not pursuant to Rule 14a-8) must be received no earlier than May 18, 2023, and no later than June 17, 2023, assuming the Company does not change the date of the 2023 annual meeting of stockholders by more than 30 days before or after the anniversary of the Annual Meeting. If so, the Company will release an updated time-frame for stockholder proposals. All director nominations and stockholder proposals must comply with the requirements of the Company’s bylaws.
The chair of the meeting may refuse to allow the transaction of any business not presented beforehand or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

INFORMATION ABOUT THE SOLICITATION AND VOTING
Q:	Why am I receiving these materials?
A:
We are providing these proxy materials to you in connection with the solicitation, by our Board, of proxies to be voted at the Company’s Annual Meeting and at any adjournments or postponements thereof. Stockholders are invited to attend the Annual Meeting to be held September 15, 2022. Our proxy materials are first being distributed to stockholders on or about August 5, 2022.

Q:	What proposals will be voted on, what is the Board’s voting recommendation, and what are the standards for determining whether a proposal has been approved?
A:		Proposal	Board Recommendation	Voting Standard	Effect of Abstention	Effect of Broker Non-Vote
	1.	Election of Directors	The Board recommends a vote “FOR” each of the director nominees.	Plurality. The two nominees receiving the greatest number of votes cast	None	None
	2.	Ratification of Independent Registered Accounting Firm	The Board recommends a vote “FOR” the ratification of the appointment of Deloitte as our independent registered accounting firm for the 2022 fiscal year.	Affirmative vote of the holders of a majority in voting power of the votes cast	None	None
Q:	Who is entitled to vote?
A:
All shares owned by you as of the record date, which is the close of business on July 22, 2022, may be voted by you. You may cast one vote per share of our common stock that you held on the record date.

These shares include shares that are:
•	held directly in your name as the stockholder of record; and
•	held for you as the beneficial owner through a broker, bank or other nominee.
On the record date, the Company had 72,494,532 shares of common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Stockholder of Record. If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person online during the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you hold your shares in “street name” and are considered a “beneficial owner” with respect to those shares. These proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Annual Meeting.

Q:	How can I vote my shares and participate at the Annual Meeting?
A:
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on July 22, 2022 may participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting, by visiting the following website: www.virtualshareholdermeeting.com/BOXD2022. To participate in the Annual Meeting, you will need the 16-digit control number provided on your Notice of Internet Availability of the Proxy Materials (“Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

Stockholder of Record. Shares held directly in your name as the stockholder of record may be voted online during the Annual Meeting. If you choose to vote your shares online during the Annual Meeting, please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/BOXD2022. You will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Beneficial Owner. If you are a beneficial owner in street name and want to vote your shares online during the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy and proof of beneficial ownership, such as your most recent account statements as of July 22, 2022, the record date, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Even if you plan to attend the Annual Meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. See “How can I vote my shares without attending the Annual Meeting?” below.
The Annual Meeting will begin promptly at 9:30 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:15 a.m. Eastern Daylight Time.
We are holding the Annual Meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Q:	How can I vote my shares without attending the Annual Meeting?
A:	Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting in one of the following manners:
By Internet. Go to www.virtualshareholdermeeting.com/BOXD2022 and follow the instructions. You will need the control number included on your proxy card or voting instruction form;
By Telephone. Dial 1-800-690-6903. You will need the control number included on your proxy card or voting instruction form; or
By Mail. Complete, date and sign your proxy card or voting instruction form and mail it using the enclosed, pre-paid envelope.
If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on September 14, 2022.
Q:	What is the quorum requirement for the Annual Meeting?
A:
A quorum of stockholders is necessary to hold the Annual Meeting. A quorum at the Annual Meeting exists if the holders of a majority of the Company’s capital stock issued and outstanding and entitled to vote at the Annual Meeting are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker, bank or other nominee is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Q:	What is a broker non-vote?
A:
A broker non-vote occurs with respect to a proposal when a bank, broker, trustee, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. Banks, brokers, trustees, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only the Auditor Appointment Proposal is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your bank, broker or other nominee cannot vote your shares.

Q:	What happens if I do not give specific voting instructions?
A:
Stockholder of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner. If you are a beneficial owner of shares and do not provide the organization (e.g., broker, bank or other nominee) that holds your shares in “street name” with specific voting instructions, the organization that holds your shares may generally vote in its discretion on “routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on “non-routine” matters, such organization cannot vote your shares and will inform the inspector of election that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, we urge you to give voting instructions to your broker, bank or other nominee. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered shares entitled to vote, they will have no effect on the outcome of any proposal other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.
•
Routine Matter. The ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2022 fiscal year (Proposal No. 2) is considered a routine matter under applicable rules. A broker, bank or other nominee may generally vote on routine matters and, therefore, no broker non-votes will exist in connection with Proposal No. 2.

•
Non-Routine Matter. The election of directors (Proposal No. 1) is considered a “non-routine” matter under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters and, therefore, there may be broker non-votes on Proposal No. 1.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction forms you receive.
Q:	Who will count the vote?
A:	The votes will be counted by the inspector of election appointed for the Annual Meeting.
Q:	Can I revoke my proxy or change my vote?
A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:
•	providing written notice of revocation to the Corporate Secretary of the Company at Boxed, Inc., 451 Broadway, Floor 2, New York, NY 10013;
•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or
•	attending the Annual Meeting online and voting during the meeting, which will automatically cancel any proxy previously granted.
Please note that your attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the Annual Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote such shares.
Q:	Who will bear the cost of soliciting proxies for the Annual Meeting?
A:
The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy materials as beneficial owners of our common stock. The Company’s directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
We have adopted a procedure call “householding,” which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice and, if applicable, this proxy statement and the Company’s Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.

This procedure reduces our printing and mailing costs and also reduces our impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the Notice or this proxy statement and the Company’s Annual Report, as requested, will be promptly delivered to any stockholder at a shared address to which we delivered a single copy of any of these documents. If you prefer to receive separate copies of the Notice, the proxy statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
If you are a stockholder of record and are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please notify us Broadridge Financial Solutions, Inc. using the mailing address and phone number above. Stockholders who hold shares in “street name” may contact their broker, bank or other nominee to request information about householding.
Q:	How can I access my proxy materials?
A:
We are using “notice and access” procedures to distribute our proxy materials to our shareholders. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. Shareholders who received the Notice may access the proxy materials over the Internet or, on request, receive a paper copy of the materials by mail or an email copy. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or email copy. The Notice further provides instructions on how shareholders may elect to receive proxy materials in the future in printed form or by email.

Some of our shareholders, including shareholders who previously asked to receive paper copies of the proxy materials, will receive paper copies of the proxy materials.
Q:	How can I obtain a copy of the Annual Report on Form 10-K?
A:
Copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, are available to stockholders free of charge on the investor relations page of our website, investors.boxed.com, or by writing to Boxed, Inc., Investor Relations, 451 Broadway, Floor 2, New York, NY 10013.

Q:	Where can I find the voting results of the Annual Meeting?
A:
Boxed will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

Q:	How can I attend the Annual Meeting?
A:
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted through a live audio webcast. There will be no physical meeting location. You are entitled to participate in the Annual Meeting only if you were a Company stockholder as of the close of business on July 22, 2022 or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BOXD2022. You also will be able to vote your shares online during the Annual Meeting. Boxed has structured the virtual Annual Meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanies your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of stock ownership, are posted on the meeting website.
The meeting will begin promptly at 9:30 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 9:15 a.m., Eastern Daylight Time, and you should allow ample time to log in to the meeting and test your device’s audio capabilities prior to the start of the meeting.
The webcast will be available for replay until midnight on September 15, 2022.
Q:	How will stockholders be able to ask questions during the Annual Meeting?
A:
If you wish to submit a question during the meeting, type your question into the “Submit a question” field, and click “Submit.” Questions relevant to meeting matters will be answered during the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics. The rules of conduct for the meeting, including the guidelines for submitting questions, the stockholder list and the proxy materials will be available on the virtual meeting site during the meeting.

Q:	Why is the Annual Meeting virtual?
A:
We are excited to host a virtual annual meeting to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from around the world. In addition, hosting a virtual meeting provides improved communication and cost savings for our stockholders and the Company.

Q:	What if I have technical difficulties or trouble accessing the meeting?
A:
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page at www.virtualshareholdermeeting.com/BOXD2022.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on September 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BOXD2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US and Canada to transmit your voting instructions. Vote by 11:59 P.M. ET on September 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89910-P78721

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOXED, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew C. Pearson
02) Harshul Sanghi

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as Boxed, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2022 Notice of Annual Meeting, 2021 Annual Report on Form 10-K and 2022 Proxy Statement are available at www.proxyvote.com.

D89911-P78721

BOXED, INC.
Annual Meeting of Stockholders
September 15, 2022 9:30 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Chieh Huang, Mark Zimowski, and Jung Choi, and each of them, as proxies for the undersigned, each with the full power of substitution, and authorizes each of them to represent, act and vote, as designated on the reverse hereof, all of the shares of common stock of Boxed, Inc. held of record by the undersigned at the close of business on July 22, 2022 at the Annual Meeting of Stockholders of Boxed, Inc. to be held at 9:30 A.M. Eastern Time on Thursday, September 15, 2022, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations (FOR each of the nominees listed in Proposal 1 and FOR Proposal 2). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side